UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K


                                 CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




Date of report (Date of earliest event reported)      July 23, 2003
                                                   -------------------------


                           Security Federal Corporation
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               (Exact Name of Registrant as Specified in Charter)


        South Carolina                0-16120                57-0858504
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(State or Other Jurisdiction        (Commission           (I.R.S. Employer
of Incorporation)                    File Number)          Identification No.)


 1705 Whiskey Road South, Aiken, South Carolina                 29801
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code         (803) 641-3000
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                                    Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

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Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (c) Exhibits

           99.1   News Release of Security Federal Corporation dated July 23,
                  2003.


Item 9. Regulation FD Disclosure.

     On July 23, 2003, Security Federal Corporation issued its earnings release for the quarter ended June 30, 2003. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

     The information being furnished under this "Item 9. Regulation FD Disclosure" is intended to be furnished under "Item 12. Disclosure of Results of Operations and Financial Condition." The information in this report shall not be treated as "filed" for purposes of the Securities Exchange Act of 1934 and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: July 23, 2003                     SECURITY FEDERAL CORPORATION



                                        /s/ Roy G. Lindburg
                                        -----------------------------
                                        Roy G. Lindburg
                                        Treasurer and Chief Financial Officer

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                                   Exhibit 99.1

                         News Release Dated July 23, 2003

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                                  NEWS RELEASE
                                  July 23, 2003


SECURITY FEDERAL CORPORATION ANNOUNCES QUARTERLY EARNINGS
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Security Federal Corporation, parent company of Security Federal Bank, announced a 29% increase in earnings to $923,000 or $0.37 per share for the three months ending June 30, 2003 compared to $717,000 or $0.28 per share for the three months ending June 30, 2002. The quarter ending June 30th is the first quarter of the Company's fiscal year.

Contributing to the increase in earnings were increases of $353,000 or 122% in the gain on sale of loans and $70,000 or 25% in fees on deposit accounts. Decreases of $150,000 or 33% in the provision for loan losses and $35,000 or 1.3% in general and administrative expenses also contributed to the net increase in earnings. Net interest income decreased $124,000 or 4.9% due to
shrinking net interest margins.    Total net loans receivable were $242.7
million at June 30, 2003 compared to $243.2 million at March 31, 2003 and $233.5 million at June 30, 2002. Total deposits increased $3.7 million to $362.2 million during the quarter ending June 30, 2003. Compared to deposits at June 30, 2002, the increase in deposits was $46.3 million or 14.7%. Total assets of the Company increased to $455.0 million at June 30, 2003. This was an increase of 2.2% from $444.9 million in total assets at March 31, 2003 and an increase of 18.3% from $384.6 million at June 30, 2002.

Security Federal Bank has eleven full service branch locations in Aiken, Clearwater, Denmark, Graniteville, Langley, North Augusta, Wagener, and West Columbia. The Bank will be opening a new full service branch in Lexington, South Carolina in August 2003. Additional financial services are provided by three of the Bank's wholly owned subsidiaries, Security Federal Insurance, Inc., Security Federal Investments, Inc., and Security Federal Trust, Inc.



For additional information contact Roy Lindburg (803) 641-3070

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